UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2009, the Compensation Committee of the Company’s Board of Directors granted restricted stock units (“RSUs”) under the Company’s 1982 Stock Option Plan to certain executive officers. An RSU award obligates the Company to issue the RSU holder one share of common stock for each RSU upon vesting of the RSU. The RSUs become vested for 25% of the shares covered by each award on each of the first four anniversaries of the grant date. An RSU award will become 100% vested if, within 12 months after a “change in control” of the Company, the RSU holder’s employment is terminated by the Company without “cause”, by the RSU holder for “good reason”, or as a result of death or “disability.” Any RSUs that are not vested, or that do not become vested, upon termination of employment will be forfeited. The form of Restricted Stock Unit Award Agreement used for these awards, including definitions of terms in quotes above, is attached as Exhibit 10.A hereto and incorporated by reference herein.

RSUs were granted on December 22, 2009 for the following number of shares to the following executive officers, who are the only RSU recipients that were listed in the Summary Compensation Table of the Company’s most recent proxy statement:

Executive Officer	Number of RSUs Granted
Walden C. Rhines	80,250
Chairman of the Board and
Chief Executive Officer

Gregory K. Hinckley	65,705
President

L. Don Maulsby	23,081
Senior Vice President,
World Trade

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.A	Form of Restricted Stock Unit Award Agreement Terms and Conditions containing standard terms of restricted stock units granted to executive officers under our 1982 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: December 29, 2009	By:	/s/ DEAN M. FREED
Dean M. Freed
Vice President and General Counsel

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